Exhibit 10.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment, dated as of May 31, 2019 (the “Amendment”), to the Employment Agreement (“Employment Agreement”), made effective as of January 1, 2017, by and between The First of Long Island Corporation (the “Company”), The First National Bank of Long Island (the “Bank”; and together with the Company, “FLIC”) and Christopher Becker (“Executive”).

W I T N E S S E T H:

WHEREAS, the Employment Agreement provides that Executive is to serve as Executive Vice President and Chief Risk Officer of FLIC; and

WHEREAS, FLIC and Executive have entered into an additional agreement (the “New Employment Agreement”) pursuant to which effective January 1, 2020 (the “New Employment Agreement Effective Date”), Executive shall serve as President and Chief Executive Officer of FLIC in accordance with the terms of the New Employment Agreement; and

WHEREAS, prior to the New Employment Agreement Effective Date, the terms of the Employment Agreement govern Executive’s employment with FLIC; and

WHEREAS, FLIC has determined to hire an individual who is to serve as Executive Vice President and Chief Risk Officer, effective June 3, 2019; and

WHEREAS, Executive wishes to evidence his consent to the change in his executive position effective June 3, 2019 (the “Change in Executive Position Effective Date”); and

WHEREAS, pursuant to Section 9 of the Employment Agreement, the parties agree to amend the Employment Agreement to reflect the Executive’s new executive position.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Company, Bank and the Executive hereby agree as follows:

Section 1.  Amendment to Section 2(a) of the Employment Agreement.  Section 2(a) of the Employment Agreement is hereby amended to read as follows:

(a)Employment.  During the Employment Period Executive shall be employed in the capacity of Executive Vice President of FLIC (the “Executive Position”) and shall have such other senior executive title as may from time to time be determined by the Boards of Directors. Executive shall have such duties and responsibilities as usually appertain to the Executive Position, as well as those as shall be assigned by the Chief Executive Officer or by the Board of Directors. The Executive shall report to the Chief Executive Officer.

Section 2.  Acknowledgement.  By executing and agreeing to this Amendment, Executive hereby acknowledges and agrees that the change in title reflected in Section 1 above, and the resultant change in Executive’s duties and responsibilities, which changes are effective as of the Change in Executive Position Effective Date and to which changes the Executive hereby consents,  do not and will not constitute a “Good Reason” for Executive’s resignation under Sections 4(f) of the Employment Agreement, and do not and will not entitle Executive to the payments and benefits set forth in Section 4 of the Employment Agreement.

Section 3.  Continuation of Agreements.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Employment Agreement or the New Employment Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

Section 4.  Governing Law.  This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company, Bank and the Executive have duly executed this Amendment as of the day and year first written above.

THE FIRST OF LONG ISLAND

CORPORATION

By: /s/ Michael N. Vittorio

Name: Michael N. Vittorio

Title: President and Chief Executive Officer

THE FIRST NATIONAL BANK OF

LONG ISLAND

By: /s/ Michael N. Vittorio

Name: Michael N. Vittorio

Title: President and Chief Executive Officer

EXECUTIVE

By: /s/ Christopher Becker

Christopher Becker